NEWS RELEASE

Contact: Alliance Data

Ed Heffernan — Analysts/Investors
972.348.5191
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

Pinellas County Utilities

Don Lord – Media
727.464.4732
dlord@co.pinellas.fl.us

ALLIANCE DATA SIGNS LONG-TERM AGREEMENT WITH PINELLAS COUNTY UTILITIES

Six-year Agreement Focused on Improving Customer Service and Operational Efficiencies

Dallas, Texas (March 5, 2007) – Alliance Data Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced the signing of a six-year agreement with Pinellas County Utilities. Pinellas County Utilities is a municipal water utility providing water and wastewater services to more than 110,000 residential and commercial accounts, representing approximately 360,000 citizens throughout Pinellas County, which is located along Florida’s mid-Gulf Coast.

Under terms of the agreement, Alliance Data will implement a new customer information system (CIS) and provide ongoing services including application management and hosting, as well as bill print and mail services. Pinellas County Utilities sought a long-term relationship with Alliance Data to address continually changing technical and functional requirements as well as leverage advanced technology to improve business processes.

“We are pleased to be working with Alliance Data’s experienced team on this ambitious project and look forward to the benefits of improved operational efficiency and customer service,” said Tim Wiley, director of Customer Service for Pinellas County Utilities. “During the selection process, Alliance Data demonstrated a full understanding of our unique needs as well as the utility industry experience and expertise we were seeking.”

“We are very pleased to be working with Pinellas County Utilities and view our relationship as a true partnership, using our best resources in an effort to provide superior customer service to Pinellas County customers,” said Jeff Shorter, president of Alliance Data’s Utility Services. “We also applaud Pinellas County in its decision to embrace a long-term relationship with us to stabilize costs and optimize ongoing operational performance. Implementing a new CIS is a significant undertaking, and Pinellas County Utilities has the vision to recognize that ongoing operational support can be equally challenging. We are confident in our ability to smoothly transition Pinellas County to a greatly enhanced customer service environment.”

About Pinellas County Utilities

Pinellas County Utilities consists of three services – water, sewer and solid waste. Pinellas County Utilities is a County-owned, self-supported public utility that provides safe drinking water, advanced wastewater treatment, reclaimed water, and solid waste disposal services. It serves more than 110,000 residential and commercial customer accounts, representing approximately 360,000 citizens throughout Pinellas County, which is located along Florida’s mid-Gulf Coast. Pinellas County Utilities places the highest value on the quality and reliability of its services; its customers’ opinions and satisfaction; its dedication to environmental quality; its sense of commitment and pride; and its dedicated, professional employees.

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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